UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2008
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Parker, Suite 100
Irvine, California	92618

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On July 1, 2008, IDM Pharma, Inc. (the “Company”) issued a press release announcing that the European Committee for Medicinal Products for Human Use (the “CHMP”), following their June 2008 meeting, has requested additional data analyses from the mifamurtide (“L-MTP-PE”) Phase 3 clinical trial. The Company expects to complete the additional data analyses, respond to questions received from the CHMP regarding the recent inspection of the Children’s Oncology Group, and address the remaining chemistry, manufacturing and control issues raised by the CHMP by the end of August 2008 according to the current CHMP timeline. It is anticipated that the CHMP will consider the Company’s responses at its meeting in September 2008, when an oral explanation hearing will be held if required. The Company continues to expect resolution of the remaining issues regarding the Marketing Authorization Application for L-MTP-PE in the third quarter of 2008.
A copy of this press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	IDM Pharma, Inc. press release.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: July 1, 2008	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Senior Vice President, Finance and Administration and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	IDM Pharma, Inc. press release.